>> EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use of our report, which contains an explanatory paragraph with respect to the substantial doubt about the Company's ability to continue as a going concern, dated August 14, 1998, except Notes 10 and 17 which are dated September 30, 1998, accompanying the consolidated financial statements of HealthWatch, Inc. as of June 30, 1998, included in the Company's Annual Report on Form 10-KSB and to the incorporation by reference of the aforementioned financial statements in the Registration Statements on Form S-8 for the 1983 Incentive Stock Option Plan, Employee Stock Purchase Plan of 1987,Stock Option Plan of 1989 and Stock Option Plan of 1993, Registration Statement nos. 33-36833, 33-22729, 33-36832 and 33-75470, respectively,
Registration Statements on Form S-8 for the 1995 Stock Option Plan and 1995 Stock Grant and Salary Deferral Plan Registration Statement nos. 033-65151 and 333-35297 and S-3 Registration Statements for Selling Shareholders nos. 33-88032, 333-19393, 333-21929 and 333-26913.


/s/ Silverman Olson Thorvilson & Kaufmann Ltd.

SILVERMAN  OLSON  THORVILSON  &  KAUFMANN  LTD
CERTIFIED   PUBLIC   ACCOUNTANTS
Minneapolis, Minnesota

October 20, 1999